                   CHAMPION INDUSTRIES, INC. AND SUBSIDIARIES

                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                                        THREE MONTHS ENDED
                                                                           JANUARY 31,
                                                                          1997        1996
                                                                        ----------  ----------
Primary:
  Average shares outstanding........................................     8,104,714   8,006,834

  Net effect of dilutive stock options -
   based on treasury stock method
   using average market price.......................................        56,390      32,652
                                                                        ----------  ----------

  Totals............................................................    8,161,104   8,039,486
                                                                        ----------  ----------
                                                                        ----------  ----------

Net income..........................................................    $  741,248  $  636,402
                                                                        ----------  ----------
                                                                        ----------  ----------

Per share amount....................................................    $     0.09  $     0.08
                                                                        ----------  ----------
                                                                        ----------  ----------

Fully diluted:

  Average shares outstanding........................................    8,104,714   8,006,834

  Net effect of dilutive stock options -
    based on treasury stock method using
    period end market price, if greater
    than the average market price...................................       56,390      32,652
                                                                       ----------  ----------

  Totals............................................................    8,161,104   8,039,486
                                                                       ----------  ----------
                                                                       ----------  ----------

Net income..........................................................   $  741,248  $  636,402
                                                                       ----------  ----------
                                                                       ----------  ----------

Per share amount....................................................   $     0.09  $     0.08
                                                                       ----------  ----------
                                                                       ----------  ----------
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